EXHIBIT 4.7

GREENERY REHABILITATION GROUP, INC.

8-3/4% Convertible Senior Subordinated Notes Due 2015

INDENTURE

Dated as of April 1, 1990

The Connecticut National Bank,

Trustee

CROSS-REFERENCE TABLE1

Indenture

TIA Section		Section
310	(a) (1)	7.10
	(a) (2)	7.10
	(a) (3)	N.A.
	(a) (4)	N.A.
	(b)	7.8; 7.10; 12.2
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(1)	N.A.
	(b) (2)	7.6
	(c)	7.6; 12.2
	(d)	7.6
314	(a)	4.2; 12.2
	(b)	N.A.
	(c) (1)	12.4
	(c) (2)	12.4
	(c) (3)	N.A.
	(d)	N.A.
	(e)	12.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5; 12.2
	(c)	7.1 (a)
	(d)	7.1 (c)
	(e)	6.11
316	(a) (last sentence)	12.6
	(a) (1) (A)	6.5
	(a) (1) (B)	6.4
	(a) (2)	N.A.
	(b)	6.7
317	(a) (1)	6.8
	(a) (2)	6.9
	(b)	2.4
318	(a)	12.1

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS2

[2]	This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

	ARTICLE 4

	COVENANTS
4.1	Payment of Securities	16
4.2	SEC Reports	16
4.3	Annual Review Certificate	16
4.4	Corporate Existence	17
4.5	Payment of Taxes and Other Claims	17
4.6	Maintenance of Properties, etc.	17

	ARTICLE 5

	SUCCESSOR CORPORATION
5.1	When Company May Merge, etc.	18

	ARTICLE 6

	DEFAULTS AND REMEDIES
6.1	Events of Default	19
6.2	Acceleration	20
6.3	Other Remedies	21
6.4	Waiver of Past Defaults	21
6.5	Control by Majority	21
6.6	Limitations on Suits by Holders	21
6.7	Rights of Holders to Receive Payment	22
6.8	Collection Suit by Trustee	22
6.9	Trustee May file Proofs of Claim	23
6.10	Priorities	23
6.11	Undertaking for Costs	24
6.12	Waiver of Usury Laws	24

	ARTICLE 7

	TRUSTEE
7.1	Duties of Trustee	25
7.2	Rights of Trustee	26
7.3	Individual Rights of Trustee	26
7.4	Trustee’s Disclaimer	26
7.5	Notice of Defaults	27
7.6	Reports by Trustee to Holders	27
7.7	Compensation and Indemnity	27
7.8	Replacement of Trustee	28
7.9	Successor Trustee by Merger, etc.	29
7.10	Eligibility; Disqualification	29
7.11	Preferential Collection of Claims Against Company	30

-ii-

	ARTICLE 8

	DISCHARGE OF INDENTURE
8.1	Termination of Company’s Obligations	30
8.2	Application of Trust Money	31
8.3	Repayment to Company	31
8.4	Reinstatement	31

	ARTICLE 9

	AMENDMENTS, SUPPLEMENTS AND WAIVERS
9.1	Without Consent of Holders	31
9.2	With Consent of Holders	32
9.3	Compliance with Trust Indenture Act	33
9.4	Revocation and Effect of Consents	33
9.5	Notation on or Exchange of Securities	33
9.6	Trustee to Sign Amendments, etc.	34

	ARTICLE 10

	CONVERSION
10.1	Conversion Privilege	34
10.2	Conversion Procedure	35
10.3	Fractional Shares	36
10.4	Taxes on Conversion	37
10.5	Company to Provide Stock	37
10.6	Adjustment for Change in Capital Stock	37
10.7	Adjustment for Rights Issue	38
10.8	Adjustment for Other Distributions	39
10.9	Voluntary Adjustment	40
10.10	When Adjustment May be Deferred	41
10.11	When Adjustment is not Required	41
10.12	Notice of Adjustment	41
10.13	Notice of Certain Transactions	41
10.14	Consolidation, Merger or Sale of the Company	42
10.15	Company Determination Final	42
10.16	Trustee’s Disclaimer	42
10.17	Simultaneous Adjustments	43
10.18	Successive Adjustments	43

	ARTICLE 11

	SUBORDINATION
11.1	Securities Subordinated to Senior Indebtedness	43
11.2	Company Not to Make Payments with Respect to Securities in Certain Circumstances	43
11.3	Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company	45

-iii-

11.4	Securityholders to be Subrogated to Right of Holders of Senior Indebtedness	46
11.5	Obligation of the Company Unconditional	47
11.6	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice	47
11.7	Application by Trustee of Monies Deposited with It	48
11.8	Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness	48
11.9	Securityholders Authorize Trustee to Effectuate Subordination of Securities	48
11.10	Right of Trustee to Hold Senior Indebtedness; Compensation Not Prejudiced	49
11.11	Article 11 Not to Prevent Events of Default	49

	ARTICLE 12

	MISCELLANEOUS
12.1	Trust Indenture Act Controls	49
12.2	Notices	49
12.3	Communication by Holders with Other Holders	50
12.4	Certificate and Opinion as to Conditions Precedent	50
12.5	Statements Required in Certificate or Opinion	50
12.6	When Treasury Securities Disregarded	51
12.7	Rules by Trustee and Agents	51
12.8	Legal Holidays	51
12.9	Governing Law	52
12.10	No Adverse Interpretation of Other Agreements	52
12.11	No Recourse Against Others	52
12.12	Successors	52
12.13	Duplicate Originals	52
12.14	Severability.	52

	Signatures	53

	Exhibit A - Form of Security

iv

INDENTURE dated as of April 1, 1990, between GREENERY REHABILITATION GROUP, INC., a Delaware corporation (“Company”), and THE CONNECTICUT NATIONAL BANK, a national banking association (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8-3/4% Convertible Senior Subordinated Notes Due 2015 (“Securities”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar. See Section 2.3.

“Board of Directors” means the Board of Directors of the Company or any committee thereof.

“Company” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debentures” means the Company’s 6 1/2% Convertible Subordinated Debentures Due 2011.

“Debt” means the principal of (and premium, if any) and Interest on and fees and other amounts payable with respect to:

(1)

all indebtedness or obligations, contingent or otherwise, of the Company (i) for borrowed money; or (ii) evidenced by a note, debenture, similar instrument or agreement (including, without limitation, a purchase money obligation) given in connection with the acquisition or improvement of any business, property or assets of any kind, including, without limitation, securities but excluding trade debt incurred in the ordinary course of business; or (iii) as lessee under any lease of real property and any capitalized lease, in either case, entered into after April 1, 1990 and which by its terms is expressly made senior to the Securities;

(2)	all indebtedness or obligations of others of the kind described in the preceding clause (1) which the Company has guaranteed or for which it is otherwise liable; and

(3)	any amendment, renewal, extension, modification or refunding of any such debt described in (1) and (2) above.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Material Subsidiary” means (i) 99-111 Chestnut Hill Avenue Corp., Heywood Corp. and Greenery Securities Corp., (ii) any other Subsidiary of the Company which is (or shall become in the future) a “significant subsidiary” as defined in Rule l-02(v) of Regulation S-X as promulgated by the SEC (as such regulation is in effect on the date hereof) and (iii) any other Subsidiary of the Company that is material to the business, earnings, properties, assets or conditions, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See Sections 12.4 and 12.5.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.4 and 12.5.

“Person” means any individual, corporation, partnership, Joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a debt security means the principal of the security plus the premium, if any, on the security.

“Redemption Date” or “redemption date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” or “redemption price” shall have the meaning set forth in paragraph 5 or 6 of the Securities, as applicable.

“Responsible Officer” means any Vice President, Senior Corporate Trust Officer or Corporate Trust Officer of the Trustee within the corporate trust administration department.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Company’s 8-3/4% Convertible Senior Subordinated Notes Due 2015 that are issued under this Indenture, as amended or supplemented from time to time.

“Senior Indebtedness” means all Debt of the Company whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, with the sole exceptions of the Securities, the Extension Notes, the Debentures, and any Debt which by its terms is expressly subordinated in right of payment to the Securities or the Debentures or on a parity in right of payment with the Securities.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.

“Subsidiary” means a corporation a majority of whose voting stock is owned by the Company or a Subsidiary. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

“Trust Officer” means any officer or assistant officer within the corporate trust administration department of the Trustee assigned by the Trustee to administer its corporate trust matters.

“United States” means the United State of America.

SECTION 1.2	Other Definitions.

Term	Defined in Section
“Associate”	3.8	(a)
“Average Quoted Price”	10.1
“Bankruptcy Law”	6.1
“Common stock”	10.1
“Conversion Agent”	2.3
“Conversion Date”	10.2
“Conversion Price”	10.1
“Current Control Group”	3.8	(a)
“Custodian”	6.1
“Event of Default”	6.1
“Exchange Act”	3.8	(a)
“Legal Holiday”	12.8
“Notice of Default”	6.1
“Paying Agent”	2.3
“Payment Default”	11.2	(b)
“Quoted Price”	10.1
“Registrar”	2.3
“Risk Event”	3.8	(a)
“Risk Event Purchase Date”	3.8	(a)
“Risk Event Purchase notice”	3.8	(c)
“Risk Event Purchase Price”	3.8	(a)
“Time of Determination”	10.1
“U.S. Government Obligations”	8.1

SECTION 1.3	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms incorporated by reference in and made part of or used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms incorporated by reference in and made a part of or used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them therein.

SECTION 1.4	Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular; and

(5)	provisions apply to successive transactions.

ARTICLE 2

THE SECURITIES

SECTION 2.1	Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

SECTION 2.2	Execution and Authentication.

Two Officers shall sign the Securities for the Company by facsimile signature. The Company’s seal shall be reproduced on the Securities.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue in the aggregate principal amount specified in and upon a written order of the Company signed by the Treasurer or an Assistant Treasurer and by one other Officer of the Company. The aggregate principal amount of Securities outstanding at any time shall be unlimited.

SECTION 2.3	Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion

(“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term “Paying Agent” includes any additional paying agent; the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent and Shawmut Trust Co. as an additional paying agent.

SECTION 2.4	Paying Agent to Hold Honey in Trust.

The Company shall require each Paying Agent to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities. Each Paying Agent shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.5	Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least semiannually, on April 1 and October 1, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6	Transfer and Exchange.

The Securities will be issued only in fully registered form. When a Security is presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange it for an equal principal amount of Securities of other denominations, the Registrar or co-Registrar shall register the transfer as requested if its requirements are met. To permit transfer and exchanges, the Company, at its expense, shall prepare and execute, and upon its request, the Trustee shall authenticate and deliver Securities at the Registrar’s or co-Registrar’s request. Any exchange or transfer shall be without charge to the Securityholder, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not make, and the Registrar shall not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not be to redeemed) or any Securities in respect of which a Risk Event Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

SECTION 2.7	Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and if there is delivered to the Company and the Trustee evidence to their satisfaction of such loss, destruction or theft, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and, upon its request, the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

SECTION 2.8	Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding.

If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue. Such Securities carry no rights except the right to receive payment.

SECTION 2.9	Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon its request, the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. The Company shall promptly prepare and execute, and, upon its request, the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.10	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 10.

SECTION 2.11	Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

ARTICLE 3

REDEMPTION

SECTION 3.1	Notices to Trustee.

If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.

If the Company wants to reduce the principal amount of securities to be redeemed pursuant to the sinking fund provisions of paragraph 6 of the Securities, it shall notify the Trustee of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with the notice.

The Company shall give each notice provided for in this Section at least 60 days before the redemption date.

SECTION 3.2	Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot. The Trustee shall make the selection no more than 45 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3	Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	the Conversion Price;

(4)	the name and address of the Paying Agent and Conversion Agent;

(5)	that Securities called for redemption may be converted at any time before the close of business on the day prior to the Redemption Date;

(6)	that Holders who want to convert Securities must satisfy the requirements in paragraph 9 of the Securities;

(7)	that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(8)	if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed; and

(9)	that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption will cease to accrue on and after the Redemption Date.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

SECTION 3.4	Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date. The Paying Agent shall make such payment as soon as practicable after the later of the Redemption Date or the date on which such Security is surrendered, provided that the Company has made the deposit required pursuant to Section 3.5.

SECTION 3.5	Deposit of Redemption Price.

On or before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

SECTION 3.6	Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7	Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the close of business on the Redemption Date, an amount not less than the Redemption Price, together with interest accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8	Purchase of Securities at Option of the Holder upon Risk Event.

(a) If on or prior to April 1, 1995 there shall have occurred a Risk Event, Securities shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in paragraph 8 of the Securities (the “Risk Event Purchase Price”), as of the date that is 35 Business Days after the occurrence of the Risk Event (the “Risk Event Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

A “Risk Event” shall be deemed to have occurred at such time as any of the following events shall occur:

(i) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person, other that the Current Control Group, their Affiliates and Associates or the Company, its subsidiaries or employee benefit plans of any of the foregoing (for the purposes of this Section 3.8 only, as the term “person” is used in Section 13(d)(3) or Section 13(d)(2) of the Exchange Act), has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of shares of the Company’s capital stock entitled to cast more than 50% of all votes entitled to vote for the election of more than 50% of all directors; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer, made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

(ii) There shall be consummated any so-called “going private transaction”, recapitalization, consolidation or merger of the Company pursuant to which the Securities are no longer convertible into Common Stock of the Company or of any successor or surviving company which is listed for trading on a national or regional stock exchange within the United States or included in NASDAQ or any successor thereto; or

(iii) Shares constituting less than 20% of the Common Stock or common equity ownership of the Company are beneficially owned by persons other than the Company, its subsidiaries, employee benefit plans of the Company or its subsidiaries, directors or officers of the Company or any Affiliates or Associates of any of the foregoing.

“Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

“Current Control Group” shall mean any of Gerard M. Martin, Barry M. Portnoy, George M. Ferencik, Pelino Campea, members of their immediate families and heirs, and trusts for the benefit of any of the foregoing.

(b) Within 15 Business Days after the occurrence of a Risk event, the Company shall mail a written notice of Risk Event by first class mail to the Trustee and to each Holder at its address              in the register of the Registrar (and to beneficial owners              required by applicable law) and within ten Business Days after filling of this notice, the Company shall cause a copy of such notice to be published in a daily newspaper of national                 . The notice shall state:

(1) the events causing a Risk Event and the date of such Risk Event;

(2) the date by which the Risk Event Purchase Notice pursuant to this Section 3.8 must be given and the last day on which the purchase right may be exercised;

(3) the Risk Event Purchase Date;

(4) the Risk Event Purchase Price;

(5) the name and address of the Paying Agent and the Conversion Agent;

(6) the Conversion Price and any adjustments thereto;

(7) that Securities as to which a Risk Event Purchase Notice has been given may be converted into Common Stock only if the Risk Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(8) the procedures the Holder must follow to exercise rights under this Section 3.8;

(9) briefly, the conversion rights of the Securities; and

(10) the procedures for withdrawing a Risk Event Purchase Notice.

(c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a “Risk Event Purchase notice”) to the Paying Agent at any time prior to the close of business on the Risk Event Purchase Date, stating:

(1) the certificate number of the Security which the Holder will deliver to be purchased;

(2) the portion of the principal amount of the Security which the Holder will deliver to be purchased which portion must be $1,000 or an integral multiple thereof; and

(3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 8 of the Securities.

The delivery of such Security to the Paying Agent prior to, on or after the Risk Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Risk Event Purchase Price therefor; provided, however, that such Risk Event Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Risk Event Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the Risk Event Purchase Price promptly following the later of the Risk Event Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Risk Event Purchase Notice contemplated by this Section 3.8(c) shall have the right to withdraw such Risk Event Purchase Notice at any time prior to the close of business on the Risk Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

SECTION 3.9	Effect of Risk Event Purchase Notice.

(a) Upon receipt by the Company of the Risk Event Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Risk Event Purchase Notice was given shall (unless such Risk Event Purchase Notice is withdrawn as specified in this Section 3.9) thereafter be entitled to receive solely the Risk Event Purchase Price with respect to such Security. Such Risk Event Purchase Price shall be paid to such Holder promptly following the later of (x) the Risk Event Purchase Date with respect to such Security (provided the conditions referred to in Section 3.8(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Risk Event Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Risk Event Purchase Notice, unless such Risk Event Purchase Notice has first been validly withdrawn as specified in the following paragraph.

(b) A Risk Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Risk Event Purchase Date specifying:

(1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

(2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3) the principal amount, if any, of such Security which remains subject to the Risk Event Purchase Notice and has been or will be delivered for purchase by the Company.

(c) There shall be no purchase of any Securities pursuant to Section 3.8 if there has occurred (prior to, on or after the giving by the Holders of such Securities of the required Risk Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Risk Event Purchase Price with respect to such Securities).

SECTION 3.10	Deposit of Purchase Price.

On or before the Business Day following the Risk Event Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the aggregate Risk Event Purchase Price of all the Securities or portions thereof which are to be purchased as of the Risk Event Purchase Date.

SECTION 3.11	Securities Purchased in Part.

Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall issue and execute and request that the Trustee authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

SECTION 3.12	Covenant to Comply With Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or purchase of Securities under Section 3.8 hereof, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.8 to be exercised in the time and in the manner specified in Section 3.8.

SECTION 3.13	Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company any cash, together with interest thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Risk Event Purchase Price in respect of cash that remains unclaimed as provided in paragraph 13 of the Securities.

ARTICLE 4

COVENANTS

SECTION 4.1	Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, premium, if any, and interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.2	SEC Reports.

The Company shall file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA § 314(a).

SECTION 4.3	Annual Review Certificate.

The Company shall file with the Trustee within four months after the end of each fiscal year of the Company an Officers’ Certificate stating:

(1)	that the signing officers have supervised a review of the activities of the Company and its Subsidiaries during the preceding fiscal year to determine whether the Company has observed and performed its obligations under this Indenture;

(2)

that to the best knowledge of each officer signing such certificate the Company has observed and performed all of its covenants in this Indenture and is not in default in the observance and performance of any of the terms, provisions and conditions of this Indenture (or if the Company is in such default, specifying those defaults and the nature thereof of which he has knowledge); and

(3)	that to the best knowledge of each such signing officer no event has occurred and is continuing which would prohibit payment of the principal of or interest on the Securities.

SECTION 4.4	Corporate Existence.

Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect, its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of each Material Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Material Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if such Subsidiary is merged into or consolidated with the Company or another Subsidiary or if the Board of Directors shall determine that the preservation of such right, franchise or Subsidiary is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.5	Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Material Subsidiary or upon the income, profits or property of the Company or any Material Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Company or any Material Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being diligently contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.6	Maintenance of Properties, etc.

The Company will cause all material properties owned by or leased to it or any Material Subsidiary and used or useful in the conduct of its business or the business of any Material Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors, board of trustees or managing partners of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company of such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary, and if such discontinuance or disposal is not disadvantageous in any material respect to the Holders.

The Company will, and will cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance, in such amounts and against such risks and liabilities, as may be reasonably available and as is customarily maintained by companies similarly situated, except to the extent that failure to so maintain such other insurance would not, upon the occurrence of the insured-against event, materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Material Subsidiaries taken as a whole.

The Company will, and will cause each of its Material Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

The Company will, and will cause each of its Material Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, as to which non-compliance would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Material Subsidiaries taken as a whole.

ARTICLE 5

SUCCESSOR CORPORATION

SECTION 5.1	When Company May Merge, etc.

Except for a mortgage or pledge of all or substantially all of its assets to secure Debt, and except for a sale and leaseback of all or substantially all of its assets, the Company shall not consolidate or merge with or into, or sell, convey or otherwise transfer or lease all or substantially all of its assets to, any person unless:

(1)	the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, is a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if, pursuant to Section 10.14, the Company or another Person enters into a supplemental indenture obligating it to deliver the securities, cash or other assets deliverable upon conversion of Securities; and

(3)	immediately after the transaction no Default or Event of Default exists.

The Company shall deliver to the Trustee prior to the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

The surviving, transferee or lessee Person shall be the successor Company, and thereafter, except in the case of a lease, the predecessor Company shall be released and discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.1	Events of Default.

An “Event of Default” occurs if:

(1)	the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2)	the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise, or in the making of any sinking fund payment required by paragraph 6 of the Securities;

(3)	the Company fails to comply with any of its other covenants, conditions or agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

(4)	the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors; or

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Material Subsidiary in an involuntary case,

(B)	appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

(C)	orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” mans any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”.

SECTION 6.2	Acceleration.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest to the date of declaration on all the Securities to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind or annul an acceleration and its consequences if all existing Events of Default have been cured or waived (other than the nonpayment of principal of and accrued interest on the Securities which shall have become due by acceleration) and if the rescission or annulment would not conflict with any judgment or decree.

SECTION 6.3	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy, or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4	Waiver of Past Defaults.

Subject to Section 9.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default is waived, it is cured and stops continuing.

SECTION 6.5	Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnification against any loss or expense.

SECTION 6.6	Limitation on Suits by Holders.

No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a Custodian, or for any other remedy hereunder unless such Holder previously shall have given to the Trustee written notice of Default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding also shall have made written request upon the Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.5; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section 6.6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.7	Rights of Holders to Receive Payment.

Subject to Article 11 and Section 6.4 and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security or any Redemption Date, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Also, notwithstanding any other provisions of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of his right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 6.8	Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of such principal and interest remaining unpaid with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities and such further amount as shall be sufficient for the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel.

SECTION 6.9	Trustee May File Proofs of Claim.

The Trustee may, and is appointed the true and lawful attorney-in-fact for the Holders of the Securities to:

(1)	file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company upon the Securities, its creditors or its property; and

(2)	collect and receive any monies or property payable or deliverable on account of such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements to the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10	Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.7;

Second: to holders of Senior Indebtedness to the extent required by Article 11;

Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fourth: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard for the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by any Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security, on or after the respective due dates expressed in the Security.

SECTION 6.12	Waiver of Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee as a result of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted. In the event that the benefit or advantage of any such usury law may not be waived by the Company, notwithstanding anything herein or in the Securities, the maximum amount of interest and other charges in the nature thereof contracted for or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged or received.

ARTICLE 7

TRUSTEE

SECTION 7.1	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default :

(1)	The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that :

(1)	This paragraph does not limit the effect of paragraph (b) of this Section.

(2)	The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)	The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5, and the Trustee shall be entitled from time to time to request such a direction.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power under this Indenture unless it receives security or indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2	Rights of the Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.3	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Section 7.10 and 7.11.

SECTION 7.4	Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication, or in any prospectus used in the sale of Securities, other than statements provided in writing by the Trustee for use in such prospectus.

SECTION 7.5	Notice of Defaults.

If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder, as provided in Section 12.2, notice of Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security or in the making of any sinking fund payment required by paragraph 6 of the Securities, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.6	Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 in the year following the date of this Indenture, the Trustee shall mail to each Securityholder specified in TIA § 313(c) a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee shall also comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

SECTION 7.7	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it in accordance with any provision of this Indenture. Such expenses may include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for services, costs, and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its willful misconduct, negligence or bad faith. The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the acceptance and administration of the trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee hereby represents to the Company that it has no knowledge of any act or condition which would give rise to such a loss or liability, including contractual arrangements, if any, which existed on or before the date hereof. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity, however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. Once the Company assumes the defense of such claim, the Trustee shall pay all such fees and expenses incurred by the continued retention of such counsel. If, however, such counsel advises the Company and the Trustee as to such claim that the posture of the Company is or may be inconsistent with the posture of the Trustee, then the Trustee may continue the defense of such claim with its counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(3) or (4) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.	Replacement of Trustee.

The Trustee may resign at any time by giving written notice thereof to the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor with the Company’s consent. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.9.	Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, the successor corporation or association without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

SECTION 7.10	Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a Combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9).

SECTION 7.11	Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.1	Termination of Company’s Obligations.

The Company may terminate all of its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee cancelled or for cancellation, or if:

(1)	the Securities will mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

(2)	the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to the Stated Maturity or Redemption Date, as the case may be.

The Company’s obligations in paragraph 13 of the Securities and in Section 2.3, 2.4, 2.5, 2.6, 2.7, 7.7 and 7.8, and in Article 10, however, shall survive until the Securities are no longer outstanding. Thereafter the Company’s obligations in such paragraph 13 and in Section 7.7 shall survive.

After a deposit pursuant to Section 8.1(2) hereof the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities and this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest, without any reinvestment of interest, on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

“U.S. Government Obligations” means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 8.2	Application of Trust Money.

The Trustee shall hold in trust any money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article 11.

SECTION 8.3	Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.4	Reinstatement.

If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgement of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of principal or interest on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1	Without Consent of Holders.

The Company may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to comply with Sections 5.1 and 10.14;

(3)	to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

(4)	to make any change that does not materially adversely affect the rights of any Securityholder (including but not limited to a supplement to this Indenture under Section 5.1).

The Trustee may waive compliance by the Company with any provision of this Indenture or the Securities without notice to or consent of any Securityholder if the waiver does not adversely affect the rights of any Securityholder.

SECTION 9.2	With Consent of Holders.

The Company may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

(1)	reduce the percentage in aggregate principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or extend the time for payment of interest on any Security;

(3)	reduce the principal amount of or extend the Stated Maturity of any Security;

(4)	change the amount or time of any sinking fund payment required by paragraph 6 of the Securities;

(5)	reduce the Redemption Price of any Security;

(6)	waive a default in the payment of the principal of or interest on any Security;

(7)	make any Security payable in money other than that stated in the Security;

(8)	make any change that adversely affects the right to convert any Security or that increases the Conversion Price of any Security; or

(9)	make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture.

It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

No amendment may be made to Article 11 which adversely affects the rights of any holder of Senior Indebtedness then outstanding, unless the holders of such Senior Indebtedness consent to such change.

SECTION 9.3	Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4	Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver shall become effective when it has been approved as provided in Section 9.1 or 9.2. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (2) through (9) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.5	Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and execute and request that the Trustee authenticate and deliver a new security that reflects the changed terms.

SECTION 9.6	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it.

ARTICLE 10

CONVERSION

SECTION 10.1	Conversion Privilege.

A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security is determined as follows: Divide the principal amount converted by the Conversion Price. Round the result to the nearest l/100th of a share.

The initial Conversion Price is stated in paragraph 9 of Exhibit A. The Conversion Price is subject to adjustment. See Sections 10.6 through 10.11.

A Holder may convert a portion of the principal amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

“Quoted Price” means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of the Common Stock on the New York Stock Exchange or, in the event shares of Common Stock are not listed on the New York Stock Exchange, such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of one or more such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.

“Average Quoted Price” means the average of the Quoted Prices of the Common Stock for the shorter of

(i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights or warrants or distribution in respect of which the Average Quoted Price is being calculated, or

(ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights or warrants or (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Quoted Price is being calculated, or

(iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights or warrants or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.6(4), 10.7 or 10.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Quoted Price is being calculated.

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2), (3), or (5) applies occurs during the period applicable for calculating “Average Quoted Price” pursuant to the definition in the preceding sentence, “Average Quoted Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of the Common Stock during such period.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or a distribution, in each case, to which Section 10.7 or 10.8 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

“Common Stock” means Common Stock, $.01 par value, of the Company as it exists on the date of this Indenture as originally signed.

SECTION 10.2	Conversion Procedure.

To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the ‘“Conversion Date”). As soon as practicable after the Conversion date, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share.

The Person in whose name the certificate is registered becomes a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

Holders may surrender Securities for conversion by means of book entry delivery in accordance with paragraph 9 of the Securities and the regulations of the applicable book entry facility.

No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article 10. Securities surrendered for conversion after the record date for the payment of interest but before the close of business on the interest payment date (other than Securities called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest payable on such interest payment date.

If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 10.3	Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent.

The current market price of a share of Common Stock for the purpose of this Section 10.3 shall be the Quoted Price of the Common Stock on the last trading day prior to the Conversion Date. In the absence of any such quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

SECTION 10.4	Taxes on Conversion.

If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue tax due on the issue of shares of Common Stock upon the conversion. The Holder, however, shall pay any such tax which is due because the shares are issued in a name other than the Holder’s.

SECTION 10.5	Company, to Provide Stock.

The Company shall reserve out of its authorized but unissued shares of Common Stock or its shares of Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and non-assessable.

In order that the Company may issue shares of Common Stock upon conversion of the Securities, the Company will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares on each national securities exchange, if any, on which the Common Stock is listed.

SECTION 10.6	Adjustment for Change in Capital Stock.

Except as provided in Section 10.18, if the Company:

(1)	pays a stock dividend or makes a distribution in shares of its Common Stock;

(2)	subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)	combines its outstanding shares of Common Stock into a smaller number of shares;

(4)	distributes to all holders of its Common Stock shares of its capital stock other than Common Stock; or

(5)	issues by reclassification of its shares of Common Stock any shares of its capital stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

For a dividend or distribution in shares, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall determine the allocation of the adjusted Conversion Price between or among the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Indenture.

SECTION 10.7	Adjustment for Rights Issue.

If the Company issues any rights or warrants to all holders of shares of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the following formula:

C’	=	C x (O + ((N x P)/M))
O + N

where:

C’ =	the adjusted Conversion Price.

C =	the current Conversion Price.

O =	the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.7 is being applied.

N =	the number of additional shares of Common Stock offered pursuant to the distribution.

P =	the offering price (or conversion price) per share of the additional shares.

M =

the Average Quoted Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the

(1) capital stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution and

(2) debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.8 distribution.

The Board of Directors shall determine fair market values for the purposes of this Section 10.7.

The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If all of the shares of Common Stock or securities convertible into shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares, of Common Stock (or securities convertible into shares of Common Stock) issued upon the exercise of such rights or warrants.

SECTION 10.8	Adjustment for Other Distributions.

If the Company distributes to all holders of shares of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Company, but excluding distributions of capital stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7, the Conversion Price shall be adjusted in accordance with the following formula.

C’ = C x M-F

                M

where:

C’ =	the adjusted Conversion Price.

C =	the current Conversion Price.

M =	the Average Quoted Price, minus, in the case of a distribution to which Section 10.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Sections 10.8 applies, the fair market value (on the record date for the distribution to which this Section 10.8 applies) of any capital stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution.

F =	the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.8 is being applied.

The Board of Directors shall determine fair market values for the purposes of this Section 10.8, which determination shall be conclusive.

The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. In the event that, with respect to any distribution to which this Section 10.8 would otherwise apply, the difference “M-F” as defined in the above formula is less than $1.00 or “F” is greater than “M”, then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

This Section does not apply to cash dividends or cash distributions paid out of consolidated current net income or retained earnings as shown on the books of the Company. Also, this Section does not apply to rights or warrants referred to in Section 10.7.

No adjustment in the conversion price need be made under Section 10.7 or this Section for sales of shares of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest or a Company stock option plan under which options may be granted generally to employees or affiliates of the Company.

SECTION 10.9	Voluntary Adjustment.

The Company at any time after reasonable notice to the Trustee and to Holders, may decrease, either permanently or for a limited period of time, the Conversion Price by any amount.

SECTION 10.10	When Adjustment May be Deferred.

No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least $0.25 in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article shall be made to the nearest cent or to the nearest l/100th of a share, as the case may be.

SECTION 10.11	When Adjustment is Not Required.

Unless this Article provides otherwise, no adjustment in the Conversion Price shall be made because the Company issues, in exchange for cash, property or services, shares of its capital stock including without limitation, Common Stock, or any securities convertible into or exchangeable for shares of its capital stock including without limitation, Common Stock, or securities carrying the right to purchase shares of its capital stock including without limitation, Common Stock or such convertible or exchangeable securities.

SECTION 10.12	Notice of Adjustment.

Whenever the Conversion Price is required to be adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate setting forth in reasonable detail facts requiring the adjustment and the manner of computing it. The Certificate shall be conclusive evidence that the adjustment is correct.

SECTION 10.13	Notice of Certain Transactions.

If:

(1)	the Company takes any action which would required an adjustment in the conversion price pursuant to Section 10.6, 10.7 or 10.8;

(2)	the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

(3)	there is a dissolution or liquidation of the Company, the Company shall mail to Securityholders and the Trustee a notice stating the proposed record or effective date, as the case may be, of the transaction.

The Company shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

SECTION 10.14	Consolidation, Merger or Sale of the Company.

If the Company is a party to a transaction described in Section 5.1 or a merger which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee Person, the issuer shall join in the supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The Trustee shall mail to each Securityholder a notice briefly describing the supplemental indenture.

If this Section applies, neither Section 10.6 nor Section 10 .7 apply.

If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the antepenultimate paragraph of Section 10.8, would otherwise result in an adjustment in the Conversion Price pursuant to the provisions of Section 10.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture would upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, provided, however, that the Holders of Securities not converted on or prior to Stated Maturity shall not receive such securities, cash or other assets which shall revert to the Company.

SECTION 10.15	Company Determination Final.

Any determination which the Board of Directors must make pursuant to this Article 10 is conclusive.

SECTION 10.16	Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.14 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

SECTION 10.17	Simultaneous Adjustments.

In the event that this Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8 and, third, the provisions of Section 10.7.

SECTION 10.18	Successive Adjustments.

After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Price as so adjusted.

ARTICLE 11

SUBORDINATION

SECTION 11.1	Securities Subordinated to Senior Indebtedness.

The Company agrees, and each Holder of Securities by his acceptance thereof likewise agrees, that the payment of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

SECTION 11.2	Company Not to Make Payments with Respect to Securities in Certain Circumstances.

(a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, and accrued interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of or interest on the Securities or to acquire any of the Securities or on account of the sinking fund provisions of paragraph 6 of the Securities (except sinking fund payments made in respect of Securities acquired by the Company before the maturity of such Senior Indebtedness).

(b) Upon the happening of any default in the payment of the principal of, sinking fund or interest on any Senior Indebtedness (a “Payment Default”), then, unless and until such Payment Default shall have cured or waived in writing or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Securities or to acquire any of the Securities or on account of the sinking fund provisions of paragraph 6 of the Securities (except sinking fund payments made in respect of Securities acquired by the Company before such default and notice thereof). Nothing in this Article, however, shall relieve the holders of such Senior Indebtedness or their representative from any notice requirements set forth in the instrument evidencing such Senior Indebtedness.

(c) During the continuance of any other event of default with respect to Senior Indebtedness entitling the holders thereof to accelerate the maturity thereof, upon written notice given to the Company and the Trustee by any holder of Senior Indebtedness or their representative no payment may be made by the Company upon or in respect of the Securities, unless such default is cured or waived or shall have ceased to exist, for a period of 179 days after the earlier of the date the Company or the Trustee receives written notice of such default from a person entitled to give such notice but payments may thereafter be resumed if such default is not then the subject of a judicial proceeding. No new 179 day period of suspension of payments relating to the same default (or another default in existence at the time of the prior notice) on the same issue of Senior Indebtedness may be commenced within one year after the first such notice relating thereto.

(d) In the event that, notwithstanding the provisions of this Section 11.2, the Company shall make any payment to the Trustee on account of the principal of or interest on the Securities, or on account of the sinking fund provisions of paragraph 6 of the Securities, after the happening of a default with respect to Senior Indebtedness specified in this Section 11.2, then, unless and until such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 11.6 and 11.7) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior

Indebtedness. The Company shall give prompt written notice to the Trustee of any default with respect to Senior Indebtedness specified in this Section 11.2.

(e) In the event the Securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration; and the Company shall not make any payment in respect of the Securities until the 121st day after such acceleration occurs; and thereafter may make payments in respect of the Securities only if this Indenture and the terms of then outstanding Senior Indebtedness otherwise permit such payments.

SECTION 11.3	Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full of the principal thereof and interest due thereon before the Holders of the Securities are entitled to receive any payment on account of the principal of or interest on the Securities;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article 11, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

(c) in the event that notwithstanding the foregoing provisions of this Section 11.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7)

shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provisions therefor to the holders of such Senior Indebtedness.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the person entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant to this Article 11, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

The Company shall give prompt written notice to the Trustee any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 11.4	Securityholders to Be Subrogated to Right of Holders of Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article 11 which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 11.5	Obligations of the Company Unconditional.

Nothing contained in this Article 11 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Nothing contained in this Article 11 or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any event of default specified in Section 11.2 (not cured or waived) payments at any time of the principal of or interest on the Securities.

SECTION 11.6	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative thereof or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled to assume conclusively that no such facts exist.

SECTION 11.7	Application by Trustee of Monies Deposited with It.

Except as provided in Section 8.2, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 11.6, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of such Senior Indebtedness.

SECTION 11.8	Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 11.9	Securityholders Authorize Trustee to Effectuate Subordination of Securities.

Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

SECTION 11.10	Right of Trustee to Hold Senior Indebtedness; Compensation Not Prejudiced.

The Trustee shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of or payments to the Trustee pursuant to Section 7.7.

SECTION 11.11	Article 11 Not to Prevent Events of Default.

The failure to make a payment on account of principal or interest by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

ARTICLE 12

MISCELLANEOUS

SECTION 12.1	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.2	Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by registered or certified mail, return receipt requested addressed as follows:

if to the Company:

GREENERY REHABILITATION GROUP, INC.

400 Centre Street

Newton, Massachusetts 02158

Attention: Chief Financial Officer

if to the Trustee:

THE CONNECTICUT NATIONAL BANK

777 Main Street

Hartford, Connecticut 06115

Attention:	Jay T. Bauer, Corporate
Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be sufficiently given to him if mailed to him by first-class mail at his address as it appears on the register kept by the Registrar and shall be so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3	Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.4	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 12.6	When Treasury Securities Disregarded.

In determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s rights so to act with respect to the Securities and if the pledgee is not the Company or an Affiliate of the Company. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.7	Rules by Trustee and Agents.

The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to action by or a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.8	Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in The Commonwealth of Massachusetts or the State of Connecticut are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.9	Governing Law.

THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

SECTION 12.10	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11	No Recourse Against Others.

All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

SECTION 12.12	Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13	Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14	Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

SIGNATURES

Dated as of April 1, 1990	GREENERY REHABILITATION GROUP, INC.

	By:	/s/ Illegible
Chairman of the Board

[Seal]

Attest:

/s/ Illegible
Secretary

Dated as of April 1, 1990	THE CONNECTICUT NATIONAL BANK, as Trustee

	By:	/s/ Jay T Bauer
Jay T Bauer
Corporate Trust Officer
[Seal]

EXHIBIT A

[FACE OF SECURITY]

No.

GREENERY REHABILITATION GROUP, INC.

8-3/4% Convertible Senior Subordinated Note Due 2015

Interest	Payment Dates:	April 1 and October 1
	Record Dates:	March 15 and September 15

Greenery Rehabilitation Group, Inc., a Delaware corporation, promises to pay to _____________________________________ or registered assigns, the principal amount of _______________________________________ Dollars on April 1, 2015

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

GREENERY REHABILITATION GROUP, INC.
THE CONNECTICUT NATIONAL BANK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Chairman of the Board

By:		By
	Authorized Officer		Treasurer

(SEAL)

[REVERSE OF SECURITY]

GREENERY REHABILITATION GROUP, INC.

8-3/4% Convertible Senior Subordinated Note Due 2015

(1) Interest.

GREENERY REHABILITATION GROUP, INC. (“Company”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year, commencing on October 1, 1990. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of initial issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the fifteenth day of the month preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments in respect of the Securities. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such payments by check payable in such money.

(3) Paying Agent, Registrar, Conversion Agent.

Initially, The Connecticut National Bank (“Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-Registrar.

(4) Indenture.

The Company issued the Securities under an Indenture dated as April l, 1990 (“Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture (“Act”). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. In case of any conflict between the Indenture and the Securities, the Indenture shall control. The Securities are general unsecured obligations of the Company. Securities in an unlimited aggregate principal amount may be issued under the Indenture.

(5) Optional Redemption.

The Securities are subject to redemption, as a whole or from time to time in part (otherwise than through the operation of the sinking fund as contained in paragraph 6), at any time after April 1, 1993 (subject to the provisions of the Indenture), at the option of the Company, on not less than 30 nor more than 60 days’ prior notice given as provided in the Indenture, at the following redemption prices (expressed in percentages of principal amount),

If redeemed during the 12-month period commencing April 1	Percentage
1993	106.125%
1994	105.25
1995	104.375
1996	103.50
1997	102.625%
1998	101.75
1999	100.875

and thereafter at 100% of the principal amount, in each case together with accrued interest to the redemption date.

(6) Sinking Fund.

The Company will redeem five percent (5%) of the principal amount of the Securities issued as provided in paragraph 4 of this Security on April 1, 2000 and on each April 1 thereafter through April 1, 2014, at a redemption price of 100% of principal amount, plus accrued interest to the redemption date, by paying such amount to the Trustee, as a sinking fund payment, on or before each such April 1. The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount (excluding premium) of any Securities that Securityholders have converted, or that the Company has delivered to the Trustee for cancellation or redeemed other than pursuant to this paragraph 6. The Company may so subtract the same Security only once.

(7) Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

(8) Purchase By the Company at the Option of the Holder.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Risk Event of the Company occurring on or prior to April 1, 1995 for a Risk Event Purchase Price equal to the principal amount plus accrued interest to the Risk Event Purchase Date, which Risk Event Purchase Price shall be paid in cash.

(9) Conversion.

Subject to the next two succeeding sentences, a Holder of a Security may convert it into shares of Common Stock of the Company at any time before the close of business on April 1, 2015. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Price is $13.50 per share of Common Stock, subject to adjustment in certain events described in the Indenture. To determine the number of shares issuable upon conversion of a Security, divide the principal amount converted by the Conversion Price in effect on the Conversion Date. On conversion no adjustment for accrued interest or dividends will be made. The Company will deliver cash or a check in lieu of any fractional shares of Common Stock.

To convert a Security a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent or, if applicable, complete and deliver to The Depository Trust Company (“DTC”, which term includes any successor thereto) the appropriate instruction form for conversion pursuant to DTC’s book entry conversion program, (2) surrender the Security to a Conversion Agent by physical or (in the case of conversion pursuant to DTC’s book entry conversion program) book entry delivery, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. Book entry delivery of a Security to a Conversion Agent may be made by any financial institution that is a participant in DTC. If a Holder surrenders a Security for conversion during the period from the close of business on the fifteenth business day of the month preceding an interest payment date to the close of business on such interest payment date, the Security must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Security then being converted (unless called for redemption in whole or in part on a redemption date during such period).

A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture.

The Conversion Price will be adjusted for dividends or distributions on Common Stock payable in Common Stock, or other capital stock, unless excluded in the Indenture; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period of 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets, debt securities or certain rights to purchase securities of the Company. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily decrease the Conversion Price. No adjustment of the Conversion Price need be made until cumulative adjustments amount to at least $0.25, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

(10) Subordination.

The Securities are subordinated in right of payment to Senior Indebtedness, which is any Debt of the Company whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, except the Company’s 6 1/2% Convertible Subordinated Debentures (the “Debentures”) and Debt which by its terms is expressly subordinated in right of payment to the Securities or the Debentures or is on a parity in right of payment with the Securities. Debt is the principal of (and premium, if any) and interest on and fees and other amounts payable with respect to: (1) any indebtedness or obligation, contingent or otherwise, of the Company (i) for money borrowed; or (ii) evidenced by a note, debenture, similar instrument or agreement (including, without limitation, a purchase money obligation) given in connection with the acquisition or improvement of any business, property or assets of any kind, including, without limitation, securities, but excluding trade debt incurred in the ordinary course of business; or (iii) as lessee under any lease of real property and any capitalized lease, in either case, entered into after the date of the Indenture and which by its terms is expressly made senior to the Notes; (2) any indebtedness or obligations of others of the kinds described in the preceding clause (1) which the Company has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension, modification or refunding of any such debt described in (1) and (2) above. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination and authorizes the Trustee to give it effect.

(11) Denominations, Transfers, Exchange.

The Securities are issuable only in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, or transfer or exchange any Security (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Risk Event Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased), or any Securities for a period of 15 days before a selection of Securities to be redeemed.

(12) Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

(13) Unclaimed Money.

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

(14) Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not materially adversely affect the rights of any Securityholder. Without the consent of Holders, the Trustee may waive compliance by the Company with any provision of the Indenture or the Securities if the waiver does not adversely affect the rights of any Holder.

(15) Successor.

Except as provided in the Indenture, when a successor partnership, trust or corporation or other Person assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

(16) Defaults and Remedies.

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities or default in payment of principal on the Securities or in the making of any sinking fund payment required by paragraph 6; (ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; and (iii) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

(17) Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

(18) No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the

Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability on the part of any and all directors, officers, employees, or shareholders, as such, of the Company. The waiver and release are part of the consideration for the issue of Securities.

(19) Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

(20) Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(21) Inspection of Indenture and Requests for Copies.

Holders may inspect the Indenture at the principal executive office of the Company.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Treasurer, Greenery Rehabilitation Group, Inc., 400 Centre Street, Newton, Massachusetts 02158.

(22) CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedure, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM	CONVERSION NOTICE

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed: For value received, I or we assign and transfer this Security to	If you the holder want to convert this Security into Common Stock of the Company, check the box ☐ If you want to convert only part of this Security, state the amount:
$ ,000
(Insert assignee’s social security or tax ID number)

If you want the stock certificate made out in another person’s name, fill in the form below and have your signature guaranteed:

and irrevocably appoint
(Insert another person’s social security or tax ID number)

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

Date: _______________________________________________	Your signature: ______________________________________
(Sign exactly as your name appears on the other side of Security)

Signature Guarantee: